Exhibit 11.4

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Offering Statement of Coyuchi, Inc. (the “Company”) on Post-Qualification Amendment No. 1 to Form 1-A (file #024-11888) of our report dated June 27, 2023, with respect to our audit of the financial statements of Coyuchi, Inc. as of December 31, 2022 and 2021 and for the two years then ended, which report appears in the Offering Circular, which is part of this Offering Statement.

/s/ L J Soldinger Associates, LLC

Deer Park, Illinois
August 15, 2023
PCAOB Auditor ID#: 00318